EXHIBIT 11

XATA Corporation
Earnings per Share
Period Ended December 31, 1999


BASIC COMPUTATION
-----------------
  Net earnings (loss)                                                               $134,790
  Less:  Preferred Stock dividend                                                     14,113
                                                                                    --------
Earnings available to common shareholders                                           $120,677
                                                                                    --------

Weighted average shares outstanding                                4,435,633

                                                                                    --------
                                  BASIC EARNINGS PER SHARE                             $0.03
                                                                                    ========


DILUTED COMPUTATION
-------------------
  Net earnings available to common shareholders                                     $120,677
  Plus:  Preferred Stock dividend (assumed conversion)                                14,113
Earnings available to common shareholders
                                                                                    --------
   plus assumed conversions                                                         $134,790
                                                                                    --------

Weighted average shares outstanding                                4,435,633
Common stock equivalents *                                           543,920
                                                                   ---------
Weighted average shares outstanding
   plus equivalents                                                4,979,553


                                                                                    --------
                                 DILUTED EARNINGS PER SHARE                            $0.03
                                                                                    ========

* includes 466,670 shares underlying the Company's Series A Convertible Preferred Stock